UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2021

SHARING ECONOMY INTERNATIONAL INC.

(Exact name of registrant as specified in Charter)

Nevada	001-34591	90-0648920
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No.85 Castle Peak Road

Castle Peak Bay

Tuen Mun, N.T., Hong Kong

(Address of Principal Executive Offices)

(852) 35832186

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SEII	OTC Markets

Item 1.01 Entry into a Material Definitive Agreement

On December 15, 2021, Sharing Economy International Inc (the “Company”) and Pyram LC Architecture Limited (“Pyram”) entered into a Note Purchase Agreement, whereby the Company issued a note to Pyram (the “Pyram Note”) in the principal amount of $35,898. The Pyram Note is a convertible into shares of the common stock of the Company at a price equal to 70% of the average closing prices for the Company’s common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. The foregoing description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement Pyram Note, which is incorporated herein by reference and attached hereto as exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Note Purchase Agreement dated December 15, 2021 by and between Sharing Economy International Inc And Pyram LC Archiecture Limited.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2021	Sharing Economy International Inc.

	By:	/s/ Chan Che Chung Anthony
Chan Che Chung Anthony
Chief Executive Officer

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